Exhibit 5
[Dean Foods Letterhead]
August 28, 2007
Dean Foods Company
2515 McKinney Avenue
Suite 1200
Dallas, Texas 75201
     Re:      Registration Statement on Form S-8
Ladies and Gentlemen:
     I am Deputy General Counsel to Dean Foods Company, a Delaware corporation (the “Company”) and, as such, have acted as counsel to the Company in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of up to 6,000,000 shares (the “Shares”) of the Company’s common stock, $.01 par value per share (the “Common Stock”) issuable pursuant to grants under the Dean Foods Company 2007 Stock Incentive Plan (the “Plan”).
     In connection with this opinion, I have examined such documents and records of the Company and such statutes, regulations, and other instruments and certificates as I have deemed necessary or advisable for the purposes of this opinion. I have assumed that all signatures on all documents presented to me are genuine, that all documents submitted to me as originals are accurate and complete, and that all documents submitted to me as copies are true and correct copies of the originals thereof. I have also relied upon such certificates of public officials, corporate agents and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.
     Based upon and subject to the foregoing, I am of the opinion that the Shares will be, if and when issued and paid for in accordance with the Plans, validly issued, fully paid and nonassessable, assuming the Company maintains an adequate number of authorized but unissued shares of Common Stock available for such issuance, and further assuming that the consideration actually received by the Company for the Shares exceeds the par value thereof.

Dean Foods Company
August 28, 2007

     I consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Steven J. Kemps

Steven J. Kemps
Senior Vice President and Deputy General Counsel